UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Grupo Supervielle S.A.

(Exact name of Registrant as specified in its charter)

SUPERVIELLE GROUP S.A.

(Translation of Registrant’s name into English)

Republic of Argentina	6029	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Grupo Supervielle S.A.

Bartolomé Mitre 434, 5th Floor

C1036AAH Buenos Aires

Republic of Argentina

(+ 54-11-4340-3100)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-208880

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares (“ADS”) each Representing five Class B shares Class B shares, par value Ps.1.00 per share*	New York Stock Exchange New York Stock Exchange*

*  Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive five Class B shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.  Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.         Description of Registrants’ Securities to be Registered.

The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (Registration No. 333-208880) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2.         Exhibits.

Under “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Grupo Supervielle S.A.

Date: May 16, 2016	By:	/s/ Alejandra Naughton
Name: Alejandra Naughton
Title: Chief Financial Officer